UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2015

PRESBIA PLC

(Exact Name of Registrant as Specified in Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-36824 (Commission File Number)	98-1162329 (IRS Employer Identification No.)

120/121 Baggot Street Lower

Dublin 2 Ireland

(Address of Principal Executive Offices)(Zip Code)

+353 (1) 659 9446

Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed in the Current Report on Form 8-K filed by Presbia PLC (the “Company”) with the Securities and Exchange Commission on May 14, 2015, on May 13, 2015, the board of directors of Presbia Holdings, the controlling shareholder of the Company, approved the liquidation (the “Liquidation”) of Presbia Holdings, which Liquidation was subsequently approved by the shareholders of Presbia Holdings on May 13, 2015.  In connection with the Liquidation, on August 3, 2015, Presbia Holdings distributed, by way of a dividend in specie, the 9,666,667 ordinary shares (the “Shares”) of the Company that it held as of that date to its equity holders, pro rata based on each such equity holder’s equity ownership in Presbia Holdings.

Following the distribution of the Shares in the Liquidation, Richard Ressler, a director of the Company, who directly and/or indirectly controls Presbia Holdings, will continue to beneficially own, directly and/or indirectly, a majority of the voting power of the Company’s issued and outstanding ordinary shares, and thus, the Company will remain a “controlled company” within the meaning of the corporate governance rules of NASDAQ.

Each executive officer and director of the Company that received any portion of the Shares in the Liquidation will file a report pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, disclosing such acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESBIA PLC

By:	/s/ Richard Fogarty
Name:	Richard Fogarty
Title:	Chief Accounting Officer

Dated:    August 3, 2015